UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2005
Date of Report (Date of earliest event reported)

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-28305	91-1880015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada	V6C 1A4
(Address of principal executive offices)	(Zip Code)

604. 681.2799
Registrant's telephone number, including area code

Suite 1220 Park Place, 666 Burrard Street
Vancouver, BC Canada V6C 2X8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 1.01 Requires Disclosure in the Following Events:

Effective November 15, 2004, Fairchild entered into consulting agreements with each of David Stadnyk and George Tsafalas wherein such individuals were engaged to provide advice and services to Fairchild in connection with the proposed Reorganization. Such consulting agreements shall be for a term of two months and shall provide for consideration to each of Messrs. Stadnyk and Tsafalas of 100,000 shares of Fairchild issued on the first day of the first month. In each instance the shares are to be issued on a "post-consolidated" basis and the consulting agreements will commence immediately following the completion of a 25 for 1 consolidation of the shares of Fairchild.

Item 1.02 Termination of a Material Definitive Agreement

Effective November 15, 2004 the existing management agreements with each of Messrs. Stadnyk and Tsafalas dated May 14, 2003 were terminated.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 15, 2004, George Tsafalas, Winston Cabell and John Thornton resigned as directors and/or officers of the Corporation and were replaced with Anish Somani and Margaret Patricia Hunt. Mr. Somani was appointed as the Corporation's President to fill the vacancy created by the resignation of Mr. Tsafalas.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2004 the board of directors of the Corporation approved the consolidation of the authorized, issued and outstanding common shares at a ratio of 25 to 1 and an increase in the authorized share capital to 100,000,000 (the "Amendment"). Shareholder approval to the Amendment was sought and received at a shareholders' meeting held December 31, 2004 and was effected with the Nevada Secretary of State on January 27, 2005 by the filing of Articles of Amendment.

As a result, all of the authorized 50,000,000 common shares with a par value of $0.001, of which 50,000,000 common shares are issued and outstanding were consolidated into 2,000,000 common shares with a par value of $0.001, of which 2,000,000 common shares are issued and outstanding, every twenty-five (25) common shares with a par value of $0.001 prior to such consolidation being consolidated into one (1) common share with a par value of $0.001 after consolidation, with any fractional shares arising as a result of such consolidation being adjusted to the next whole share. The authorized share capital of 2,000,000 common shares with a par value of $0.001 was increased to 100,000,000 common shares with a par value of $0.001 by the creation of an additional authorized 98,000,000 common shares with a par value of $0.001.

The Amendment will take effect with the OTC Bulletin Board at the opening for trading on February 10, 2005 under the new stock symbol FCHL. The Corporation's new CUSIP number is 303719 30 6.

SECTION 8 - OTHER EVENTS

Section 8.01 Other Events

The principal executive offices of the Corporation are now situate at Suite 602, 595 Hornby Street, Vancouver, BC, Canada V6C 1A4 and their new telephone number is 604.681.2799.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

99.1 Consultant Agreement dated November 15, 2004 between Fairchild International Corporation and George Tsafalas

99.2 Consulting Agreement dated November 15, 2004 between Fairchild International Corporation and David Stadnyk

99.3 Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FAIRCHILD INTERNATIONAL CORPORATION By: /s/ Anish Somani ANISH SOMANI, PRESIDENT
February 9, 2005	/s/ Margaret Hunt MARGARET HUNT, DIRECTOR

* Print name and title of the signing officer under his signature.